UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2011 (October 5, 2011)

Monarch Investment Properties, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52754	84-1251553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 North Military Trail, Suite 203, Boca Raton, Florida		33431
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 391 - 6117

No Change
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 5, 2011, John H. Roach, Jr., announced his resignation as Director of Monarch Investment Properties, Inc. to David Miller, Chairman of the Board and Chief Executive Officer of Monarch Investment Properties, Inc. There was no disagreement between our company and Mr. Roach on any matter related to our operations, policies or procedures. No compensation or benefits are offered upon his departure.

Mr. Roach resigned in order to be able to accept an advisory position with AXA Advisors, LLC, an independent agency. AXA Advisors is a Global Financial Services firm that is both a Broker dealer and a Registered Investment Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONARCH INVESTMENT PROPERTIES, INC.

By	/s/ David Miller
David Miller
Chairman of the Board, President, and Secretary

Date: October 5, 2011